Exhibit 99.1
China Redstone Group to Host Fiscal Year 2010 Results
Conference Call on July 19, 2010 at 10:30 a.m. ET
Chongqing, China, July 14, 2010 - China Redstone Group, Inc. (OTC Bulletin Board: CGPI) (“China Redstone” or the “Company”), the largest private provider of cemetery products and services in Chongqing, today announced that it will release its fiscal year 2010 financial results on Thursday, July 15, 2010 before the market open. In conjunction, the Company will host a conference call to discuss these results.
The conference call will take place at 10:30 a.m. ET on Monday, July 19, 2010. Interested participants should call 1-877-941-4774 when calling within the United States or 1-480-629-9760 when calling internationally (passcode 4330782).
This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on this link: http://viavid.net/dce.aspx?sid=00007828, or visiting http://www.viavid.net, where the webcast can be accessed through July 26, 2010.
A playback will be available through May 25, 2010. To listen, please call 1-800-870-5176 within the United States or 1-858-384-5517 when calling internationally (passcode 4330782).
China Redstone Group, Inc.
China Redstone is a cemetery developer and provider of cemetery products and services in Chongqing, China, through its contractually controlled affiliate Chongqing Foguang Tourism Development (Group) Co., Ltd. Founded in 2002, the Company provides a complete range of funeral merchandise and services, including cemetery property, both at the time of need and on a preneed basis. Its cemeteries are highly regarded in terms of a number of factors such as tradition, reputation, physical size, capacity of business, available supply, name recognition, aesthetics and potential for development or expansion.
Safe Harbor Statement
Certain statements set forth in this press release constitute “forward-looking statements.” Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will likely,” “should,” “could,” “would,” “may” or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company’s actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company’s ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company’s limited operating history, the limited financial resources, domestic or global economic conditions — especially those relating to China, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws, restrictions and regulations on doing business in a foreign country, in particular China, and conditions of equity markets. More information about the potential factors that could affect the Company’s business and financial results is included in the Company’s filings, available via the United States Securities and Exchange Commission.
Contacts:
China Redstone Group, Inc.
  Mr. Michael Wang, CFO
  888-600-7955
OR
HC International, Inc.
  Ted Haberfield, Executive VP
  Tel: +1-760-755-2716
  Email: thaberfield@hcinternational.net